Exhibit 99.2
The Joint Venture Agreement Supplement
Concerning the
Establishment of Diodes Technology (Chengdu) Company Limited
Party A: Diodes Hong Kong Holding Company Limited
Party B: Chengdu Ya Guang Electronics Company Limited
          After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the parties have agreed to establish an equity joint venture in accordance with the Law of PRC on Sino-Foreign Joint Venture and its implementing rules, the Company Law of the PRC, other relevant PRC laws and regulations, as well as the signed Joint Venture Agreement between both parties, the provisions of this Joint Venture Agreement Supplement are as follows:
1. Diodes Technology (Chengdu) Company Limited (the “Company”)’s registered capital is USD 50 million with the initial funding of USD 10 million, which Party A shall contribute USD 9.5 million, an amount equal to 95% of the registered capital of the Company, and Party B shall contribute USD 500,000, an amount equal to 5% of the registered capital of the Company. Each party shall contribute in cash. Both parties shall, based on the actual results of the business operation, contribute to the registered capital of the Company in accordance with each party’s then percentage of ownership of the registered capital of the Company so as to reach the Company registered capital of USD 50 million. Both parties understand that the Company may not generate enough profit for dividends from its business operations during this initial period and that additional capital from Party A and Party B may be required to fund the Company operations. If a party is unable to fund its pro rata portion of the additional funding then such party’s ownership will be reduced accordingly. See Article 5 of the Joint Venture Agreement for further detail on how the Investment, Registered Capital and ownership percentage of the Company are defined.
2. Party B’s actual controller is the Aviation Industry Corporation of China (“AVIC”) International Shenzhen Company limited (“Aviation Shenzhen”), a full member of the AVIC, which is a super enterprise and directly owned and controlled by State Administration for Industry and Commerce. Due to investment restrictions set forth by the Aviation Shenzhen on Party B, Party B currently can only contribute capital derived from the dividend of Zetex Chengdu Electronic Company Limited (“ZCEL”). Therefore, Party B’s contribution status is solely based on the operational status and results of ZCEL. Party A expresses its understanding and acceptance of Party B’s situation, and based on the business situation and market environment, Party A agrees to use commercially reasonable efforts to find a solution that is in the best interests of both Party A and Party B.
3. Party B is a well-known enterprise in the city of Chengdu and received awards, such as “the 2010 best value of industrial enterprises in top Sichuan 500”, “the 2010 Sichuan communications equipment, computers and other electronic equipment manufacturing best value top 20”, “the Chengdu Municipal Economic Commission reform and opening up 30 years (1978-2008) outstanding contributions to the Enterprise” awards. Party B has extensive cooperation experiences and a good relationship with the city of Chengdu and the Chengdu High-Tech Industrial Development Zone. Party B shall, utilizing its advantages and status, give its greatest support and assistance to further the Company’s development for various tasks and manufacturing activities.
4. When the Company develops to a certain size, operates normally, possesses self-sustaining ability, it shall adopt a self-investment method and shall have the cash flow to develop on its own.

5. The goal of the Company is to become number one in the semiconductor packaging industry globally, with superior product cost, and shall be a leading technology company.
IN WITNESS WHEREOF, both parties hereto have caused this Agreement to be effective as of the latest date written below by their duly authorized representatives.
Party A (Stamp): Diodes Hong Kong Holding Company Limited
Address: 15660 Dallas Parkway, Suite 850, Dallas, Texas 75248, United States of America.
Telephone: +001 972 385 2810
Fax: +001 805 381 3841
Representative signature: /s/ Keh-Shew Lu
Date: November 5, 2010
Party B(Stamp): Chengdu Ya Guang Electronics Company Limited
Address: 66 Dong Hong Road, Chenghua district, city of Chengdu, Sichuan province, PRC
Telephone: 86 28 8474 9999
Fax: 86 28 8474 9988
Representative signature: /s/ He Fang
Date: November 5, 2010